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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 12, 1999



                         MEMC ELECTRONIC MATERIALS, INC.
           -----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

    Delaware                 1-13828                 56-1505767
----------------         ----------------         ----------------
(State or Other          (Commission File           (IRS Employer
Jurisdiction of              Number)            Identification Number)
 Incorporation)

                       501 Pearl Drive (City of O'Fallon)
                           St. Peters, Missouri 63376
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (314) 279-5500


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ITEM 5.  OTHER EVENTS

On April 12, 1999, MEMC released information regarding first quarter 1999 revenues and net earnings and comparable information for the 1998 fourth quarter. The 1998 fourth quarter net earnings information was incorrect by an immaterial amount. The first three paragraphs of the Company's April 12th press release are set forth below with the corrected 1998 fourth quarter net earnings information:

As previously announced on March 26, 1999, because of the current rights offering to the Company's stockholders other than VEBA Corporation and VEBA Zweite Verwaltungsgesellschaft mbH, MEMC Electronic Materials, Inc. (NYSE: WFR) today released information available regarding first quarter 1999 revenues and net earnings.

MEMC announced net sales of $159.8 million for the 1999 first quarter. In the 1998 fourth quarter, net sales totaled $153.8 million. In addition, for the 1999 first quarter, the Company announced a net loss of $50.3 million, or $1.19 per share, compared to a net loss in the 1998 fourth quarter of $66.6 million, or $1.65 per share, before after-tax restructuring charges of $5.3 million, or $0.13 per share. MEMC management has not completed its final review of the first quarter financial results. The results reported in this press release are preliminary. The review process will continue until the announcement of complete first quarter results.

MEMC plans to report complete first quarter results on Monday, April 26, 1999 after the market closes, with a conference call to follow on Tuesday, April 27, 1999 at 9:00 a.m. eastern time.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              MEMC Electronic Materials, Inc.

Date:  April 12, 1999         By:      /s/ James M. Stolze
                                       _________________________________________
                                       James M. Stolze
                                       Executive Vice President and
                                       Chief Financial Officer

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